Exhibit 99.1
PRESS RELEASE
FOR IMMEDIATE RELEASE

Date:	September 24, 2007
Company:	Central Federal Corporation 2923 Smith Road Fairlawn, Ohio 44333
Contact:	Mark S. Allio Chairman, President and CEO
Phone:	330.576.1334	Fax:	330.666.7959
CENTRAL FEDERAL CORPORATION ANNOUNCES ARBITRATION AWARD
Fairlawn, Ohio — September 24, 2007 — Central Federal Corporation (NASDAQ: CFBK) announced today that an award has been made in the previously disclosed arbitration matter. CFBank, a wholly owned subsidiary of the Company, will pay approximately $660,000.
About Central Federal Corporation and CFBank
Central Federal Corporation is the holding company for CFBank, a federally chartered savings association formed in Ohio in 1892. CFBank has four full-service banking offices in Fairlawn, Calcutta, Wellsville and Worthingtion, Ohio. Additional information about our banking services and our Company is available at www.CFBankOnline.com.
Statements contained in this release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company cautions that such statements necessarily are based on certain assumptions which are subject to risks and uncertainties, including, but not limited to, changes in general economic and market conditions. Further information on these risk factors is included in the Company’s filings with the Securities and Exchange Commission.